PRESS RELEASE

FINJAN HOLDINGS SUBSIDIARY FILES NEW PATENT INFRINGEMENT LAWSUIT AGAINST SOPHOS

NEW YORK, March 14, 2014--- Finjan Holdings, Inc. (OTC MKT: FNJN) (the “Company”) today announced its subsidiary, Finjan, Inc. (Finjan) has filed a patent infringement lawsuit against Sophos, alleging infringement of Finjan patents relating to endpoint, web, and network security technologies.

The complaint, filed this morning in the U.S. District Court for the Northern District of California, alleges that Sophos’ products and services infringe upon six of Finjan’s patents.  In the complaint, Finjan is seeking undisclosed damages from Sophos.

“Finjan has a broad patent portfolio covering behavior-based intrusion prevention and detection technologies generally deployed across the endpoint, web and networking markets, resulting from years of substantial R&D,” commented Finjan’s President, Phil Hartstein.  “With this new case, we continue down a path of protecting our proprietary inventions from unlicensed companies employing these technologies in direct competition to our existing licensing partners.  This latest action against Sophos reflects that mandate to actively enforce our patent rights, when necessary.”

Recognized internationally as a pioneer and leader in web and network security, Finjan's decades-long investment in innovation is captured in its patent portfolio, centered around software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis.  Finjan has proudly licensed its patents and technology to several major software and technology companies around the world.

For Additional Information: www.finjan.com

ABOUT FINJAN:
Founded in 1997, Finjan is one of the first companies to develop and patent proprietary technology and software that is capable of detecting previously unknown and emerging threats on a real-time, behavior-based basis, in contrast to signature-based methods of intercepting only known threats to computers, which were previously standard in the online security industry. Finjan continues to be a leading online security and technology company, developing and patenting new proprietary technologies related to software that proactively detects malicious code and thereby protects end-users from identity and data theft, spyware, malware, phishing, trojans and other online threats.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains statements, estimates, forecasts and projections with respect to future performance and events, which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent and belief or current expectations of the Company and its affiliates and subsidiaries and their respective management teams. These statements may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek" and similar expressions and include any projections or estimates set forth herein. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, without limitation, those detailed in our filings with the Securities and Exchange Commission ("SEC"). Neither the Company nor any of its affiliates undertakes any obligation to update and forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

The Company will continue to file annual, quarterly and current reports, proxy statements and other information with the SEC. The filings with the SEC will contain important information regarding the Company, its business, financial condition, results of operations and prospects.  One should assume that information contained in any of the filings with the SEC is only accurate as of the date specified in such filings.  The business, financial condition, results of operations and prospects may have changed materially since any such date. One is advised to carefully review the "Risk Factors" set forth in the Current Report on Form 8-K filed with the SEC on June 3rd, 2013.

Contact:

Media and Press Relations
Scott Eckstein
MWW Group
Telephone: (212) 827-3766
Email: seckstein@mww.com

Company Investor Relations
Joshua Weisbord
Finjan Holdings, Inc.
Telephone: (646) 568-3313
Email: joshua@finjan.com